Exhibit 99.1

FIRST KEYSTONE FINANCIAL, INC.	22 West State Street Media, PA 19063 610-565-6210

FOR IMMEDIATE RELEASE

FIRST KEYSTONE FINANCIAL ANNOUNCES
SECOND QUARTER FISCAL 2010 RESULTS

Media, PA -- (BUSINESS WIRE) – April 29, 2010 - First Keystone Financial, Inc. (NASDAQ: FKFS), the holding company for First Keystone Bank (the “Bank”), reported today a net loss for the quarter ended March 31, 2010 of $3.2 million, or $1.37 per diluted share, compared to a net loss of $806,000, or $0.35 per diluted share, for the same period last year. Net loss for the six months ended March 31, 2010 was $4.5 million, or $1.92 per diluted share, as compared to a net loss of $868,000, or $0.37 per diluted share, for the same period in 2009.

“Our loss for the quarter ended March 31, 2010 was primarily due to losses recognized on the sale of the Bank’s pooled trust preferred securities portfolio, which had continued to decline in value during the quarter”, stated Hugh J. Garchinsky, President.  “Also contributing to the loss, the Bank experienced further deterioration in certain, previously identified commercial real estate and business loans which necessitated a provision for loan losses of $1.0 million for the quarter.” Garchinsky continued, “In spite of the significant loss for the current quarter, the Bank’s capital ratios remain well above regulatory requirements as well as the enhanced capital requirements imposed by the Supervisory Agreement with the Office of Thrift Supervision.  In addition, the Bank’s net interest margin has continued to improve, increasing 17 basis points from the prior quarter to 2.64%. With regard to our pending merger, we continue to work closely with the management team from Bryn Mawr Bank Corporation to ensure that the integration of the two companies is successful. We currently anticipate completing the transaction in July 2010, subject to receipt of all necessary regulatory approvals.”

SIGNIFICANT ITEMS FOR THE QUARTER

•
Total assets of the Company decreased by $39.9 million, from $528.4 million at September 30, 2009 to $488.5 million at March 31, 2010. Loans receivable decreased by $9.2 million, from $311.3 million at September 30, 2009 to $302.0 million at March 31, 2010 with the majority of the decrease accounted for by declines in the residential mortgage and home equity loan portfolios. Cash and cash equivalents increased by $12.8 million to $60.5 million at March 31, 2010 from $47.7 million at September 30, 2009 primarily due to the receipt of proceeds from sales of mortgage-related and investment securities available for sale. The inflows of cash from investment sales were partially offset by outflows of cash as deposits decreased $15.8 million, or 4.5%, from $347.1 million at September 30, 2009 to $331.3 million at March 31, 2010. The decrease in deposits was attributable to a $27.1 million decrease in time deposits from $168.6 million at September 30, 2009 to $141.5 million at March 31, 2010 reflecting the Company’s determination to not aggressively price its time deposit products, partially offset by an $11.3 million increase in core deposits.

•
Investment securities available for sale and mortgage-related securities available for sale decreased by $42.2 million from $113.8 million at September 30, 2009, to $71.6 million at March 31, 2010. The decline reflected, in part, management's decision to liquidate the Bank's $5.6 million pooled trust preferred securities portfolio which resulted in a pre-tax loss of $3.7 million. In addition, in anticipation of a near-term rise in interest rates, management decided to reduce the Bank's position on longer term mortgage-backed securities through sales of $33.9 million of such securities, resulting in a pre-tax gain of $1.2 million.

•
At March 31, 2010, non-performing assets increased $4.7 million to $10.1 million, or 2.1%, of total assets, from $5.4 million, or 1.0%, at September 30, 2009. The increase in non-performing assets was the result, in part, of a $1.5 million increase in non-accrual loans which totaled $5.4 million at March 31, 2010 and were comprised of eight single-family residential mortgage loans aggregating $703,000, two commercial real estate loans aggregating $2.0 million, one land acquisition and development loan of $795,000 and two residential construction loans aggregating $1.8 million. In addition to the increase in non-accrual loans, as of March 31, 2010, troubled debt restructurings totaled $2.5 million, including nine loans aggregating $800,000 which had been modified in accordance with the federal government’s Home Affordable Modification Program.

•
At March 31, 2010, the allowance for loan and lease losses of $6.7 million was 2.21% of total loans, compared to $4.7 million, or 1.50% of total loans at September 30, 2009. The ratio of allowance for loan and lease losses to non-performing loans decreased from 86.0% at September 30, 2009 to 68.8% at March 31, 2010. While non-performing loans increased from September 30, 2009 to March 31, 2010, the level of collateral securing the loans comprising the increase was sufficient that a corresponding increase in provision for loan and lease losses to maintain the ratio was not deemed necessary.

•
The level of delinquencies, as defined in the merger agreement with Bryn Mawr Bank Corporation (which includes loans delinquent 30 days or more, non-accrual loans, other real estate owned, troubled debt restructurings and the aggregate amount of net loan charge-offs between October 1, 2008 and the month-end preceding the date of the closing of the merger that exceeds $2.5 million) was $13.1 million as of March 31, 2010, an increase of $600,000 from the level of delinquencies at December 31, 2009. The merger consideration to be received by the Company’s shareholders in connection with the merger with Bryn Mawr Bank Corporation is subject to downward adjustment based upon, among other factors, the amount of delinquencies as of the month-end immediately prior to the closing of the merger. Depending on the amount of the Company’s delinquencies as of the month-end preceding the merger, the consideration to be received upon consummation of the merger for each share of common stock of the Company may be reduced in incremental amounts. The actual amount of merger consideration will not be determined until the month-end prior to closing, which is expected to occur in July 2010.

•
Net interest income increased $197,000, or 7.0%, to $3.0 million for the three months ended March 31, 2010, as compared to the same period in 2009. The increase in net interest income for the three months ended March 31, 2010 was primarily due to a decrease in interest expense of $576,000 or 18.8%, partially offset by a decrease in interest income of $379,000, or 6.4%, as compared to the same period in 2009. The weighted average yield earned on interest-earning assets for the three months ended March 31, 2010 decreased 39 basis points to 4.82% as compared to the same period in 2009. However, for the three months ended March 31, 2010, the weighted average rate paid on interest-bearing liabilities decreased to a greater degree, declining 56 basis points to 2.19% from 2.75% for the same period in 2009 as interest-bearing liabilities repriced downward more rapidly than interest-earning assets.

•
For the three months ended March 31, 2010, as compared to the three months ended December 31, 2009, the provision for loan losses decreased $100,000 to $1.0 million, but increased $300,000 by comparison to the same period in 2009. Although the Bank did not experience any charge-offs during the quarter, as a result of the level of criticized and classified assets at March 31, 2010 as well as the ongoing evaluation of the Bank’s loan portfolio, management made a decision to increase the allowance for loan and lease losses by $1.0 million, or 17.9%, to $6.7 million.

•
For the quarter ended March 31, 2009, non-interest income decreased $1.9 million to a loss of $2.1 million as compared to the same period last year.  The decrease was primarily due to losses on the sale of the Bank's pooled trust preferred securities portfolio, partially offset by gains on sales of mortgage-related securities available for sale, as discussed above.

•
Non-interest expense decreased by $321,000, or 9.3% for the quarter ended March 31, 2010 as compared to the quarter ended December 31, 2009. The decrease was primarily due to decreases of $221,000 and $37,000 in merger-related costs and salaries and employee benefits, respectively. Non-interest expense for the quarter ended March 31, 2010 remained virtually unchanged as compared to the same period last year.

First Keystone Bank, the Company's wholly owned subsidiary, serves its customers from eight full-service offices in Delaware and Chester Counties.

Certain information in this release may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those estimated due to a number of factors.  Persons are cautioned that such forward-looking statements are not guarantees of future performance and are subject to various factors, which could cause actual results to differ materially from those estimated.  These factors include, but are not limited to, changes in general economic and market conditions, the continuation of an interest rate environment that adversely affects the interest rate spread or other income from the Company's and the Bank's investments and operations, the amount of the Company’s delinquent and non-accrual loans, troubled debt restructurings, other real estate owned and loan charge-offs; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; the proposed merger with Bryn Mawr Bank Corporation ("BMBC") fails to be completed, or if completed, the anticipated benefits from the merger may not be fully realized due to, among other factors, the failure to combine the Company’s business with BMBC, the anticipated synergies not being achieved or the integration proves to be more difficult, time consuming or costly than expected; difficulties in integrating distinct business operations, including information technology difficulties; disruption from the transaction making it more difficult to maintain relationships with customers and employees, and challenges in establishing and maintaining operations in new markets; volatilities in the securities markets; and deteriorating economic conditions. The Company does not undertake and specifically disclaims any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

BMBC filed a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) in connection with the proposed merger of the Company with BMBC and the Company filed with the SEC a definitive proxy statement/prospectus in connection with the transaction. The Company’s shareholders and investors are urged to read the proxy statement/prospectus because it contains important information about the Company, BMBC and the transaction. You may obtain a free copy of the proxy statement/prospectus as well as other filings containing information about BMBC, at the SEC's web site at www.sec.gov. A free copy of the proxy statement/prospectus may also be obtained from the Company, by directing the request to First Keystone Financial, Inc., 22 West State Street, Media, Pennsylvania 19063, Attention: Carol Walsh, Secretary, telephone (610) 565-6210. A free copy of the filings with the SEC by BMBC that are incorporated by reference in the proxy statement/prospectus can be obtained by directing the request to Bryn Mawr Bank Corporation, 801 Lancaster Avenue, Bryn Mawr, Pennsylvania 19010, Attention: Geoff Halberstadt, Secretary, telephone (610) 581−4873.

CONTACT:    Hugh J. Garchinsky
President and Chief Executive Officer
(610) 565-6210

First Keystone Financial, Inc.
Consolidated Selected Financial Data (GAAP)
(Dollars in thousands, except per share data)
March 31, 2010
(unaudited)
	For The Three Months Ended
Results of Operations
For the quarter ended:	Mar 31,	Dec 31,	Sept 30,	June 30,	Mar 31,
	2010	2009	2009	2009	2009

Interest income	$ 5,515	$ 5,780	$ 6,014	$ 6,037	$ 5,894
Interest expense	2,488	2,782	2,920	2,999	3,064

Net interest income	3,027	2,998	3,094	3,038	2,830
Provision for loan losses	1,000	1,100	1,475	750	700
Net interest income after
provision for loan losses	2,027	1,898	1,619	2,288	2,130

Service charges and other fees	329	376	351	347	331
Net gain on sale of residential mortgage loans	32	15	4	39	75
Net gain (loss) on sale of investments	(2,560)	10	471	2	(10)
Other-than-temporary impairment of investments	(41)	(843)	(6)	-	(749)
Increase in cash surrender value of life insurance	101	108	99	96	90
Other operating income	67	69	83	78	98
Non-interest income	(2,072)	(265)	1,002	562	(165)

Salaries and employee benefits	1,367	1,404	1,507	1,406	1,438
Occupancy and equipment	403	394	452	398	415
Professional fees	342	316	371	321	297
Federal deposit insurance premium	202	228	185	169	219
Federal deposit insurance - one-time assessment	-	-	-	240	-
Data processing	160	156	157	161	140
Advertising	44	68	69	75	84
Deposit processing	169	154	166	140	177
Merger-related expenses	164	385	-	-	-
Other expenses	281	348	347	516	384
Non-interest expense	3,132	3,453	3,254	3,426	3,154

Loss before income taxes	(3,177)	(1,820)	(633)	(576)	(1,189)
Income tax benefit	-	(540)	(292)	(240)	(402)
Net loss	(3,177)	(1,280)	(341)	(336)	(787)
Less: Net income attributable to noncontrolling interest	(17)	(14)	(18)	(17)	(19)
Net loss attributable to First Keystone Financial, Inc.	$ (3,194)	$ (1,294)	$ (359)	$ (353)	$ (806)

Per share data:
Weighted average shares outstanding	2,334,456	2,332,284	2,330,104	2,327,940	2,325,768
Dilutive potential common shares	-	-	-	-	-
Adjusted weighted average dilutive shares	2,334,456	2,332,284	2,330,104	2,327,940	2,325,768

Basic earnings per common share	$ (1.37)	$ (0.55)	$ (0.15)	$ (0.15)	$ (0.35)

Diluted earnings per common share	$ (1.37)	$ (0.55)	$ (0.15)	$ (0.15)	$ (0.35)

Dividends declared per share	$ -	$ -	$ -	$ -	$ -

Effective tax rate	0.0%	29.4%	44.9%	40.5%	33.3%

Net interest margin	2.64%	2.47%	2.59%	2.55%	2.50%

First Keystone Financial, Inc.
Consolidated Selected Financial Data (GAAP)
(Dollars in thousands)
March 31, 2010
(unaudited)

Balance Sheet
As of:	Mar 31,	Dec 31,	Sept 30,	June 30,	Mar 31,
	2010	2009	2009	2009	2009
Assets

Interest bearing deposits with banks	$ 58,042	$ 26,515	$ 45,381	$ 32,756	$ 43,322

Investment and mortgage-related securities - AFS (at fair value)	71,619	113,964	113,761	124,866	123,599
Investment and mortgage-related securities - HTM (at amortized cost)	19,234	20,544	21,963	23,710	25,953
Total investment securities	90,853	134,508	135,724	148,576	149,552

Portfolio loans:
Residential mortgages	142,137	143,194	146,258	146,083	144,234
Construction	19,011	18,974	18,756	19,248	18,614
Multi-family and nonresidential mortgages	67,066	66,901	67,241	61,365	54,507
Home equity lines & loans	51,518	53,238	54,612	55,322	54,952
Consumer	1,340	2,184	2,030	1,607	1,487
Commercial business	20,747	21,466	22,180	22,270	19,886
Deferred loan origination costs	201	186	180	203	232
Total portfolio loans	302,020	306,143	311,257	306,098	293,912

Earning assets	450,915	467,166	492,362	487,430	486,786

Cash and due from banks	2,416	2,371	2,277	2,407	2,950
Allowance for loan losses	(6,674)	(5,588)	(4,657)	(3,491)	(3,998)
Bank owned life insurance	18,591	18,489	18,381	18,282	18,186
FHLB stock	7,060	7,060	7,060	7,060	7,060
Other assets	16,193	16,444	12,978	13,688	13,287

Total assets	$ 488,501	$ 505,942	$ 528,401	$ 525,376	$ 524,271

Liabilities and stockholders' equity

Passbook and savings	$ 42,818	$ 41,769	$ 39,361	$ 39,682	$ 37,067
Money market	50,063	50,987	46,604	46,805	44,641
NOW	75,407	74,302	73,620	80,350	68,461
Time deposits	141,451	162,993	168,568	168,874	157,175
Interest-bearing deposits	309,739	330,051	328,153	335,711	307,344

Non-interest bearing deposits	21,603	17,385	18,971	18,038	16,660
Total deposits	331,342	347,436	347,124	353,749	324,004

Junior subordinated debentures	11,649	11,648	11,646	11,644	11,642
FHLBank and other borrowings	102,649	102,651	123,653	110,156	126,658
Repurchase agreements	6,072	5,431	6,395	8,734	21,665
Other liabilities	6,138	6,371	5,863	8,305	7,066
Total liabilities	457,850	473,537	494,681	492,588	491,035

Total First Keystone Financial, Inc. equity	30,579	32,287	33,616	32,702	33,167
Noncontrolling interest	72	118	104	86	69
Total stockholders' equity	30,651	32,405	33,720	32,788	33,236

Total liabilities and stockholders' equity	$ 488,501	$ 505,942	$ 528,401	$ 525,376	$ 524,271

First Keystone Financial, Inc.
Consolidated Selected Financial Data (GAAP)
(Dollars in thousands, except per share data)
March 31, 2010
(unaudited)

For the period end:	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2010	2009	2009	2009	2009
Asset Quality Data

Nonaccrual loans	$ 5,393	$ 3,897	$ 3,876	$ 2,993	$ 3,697
90 days or more past due loans - still accruing	1,851	1,068	1,541	215	196
Troubled debt restructuring	2,459	733	-	-	-
Nonperforming loans	9,703	5,698	5,417	3,208	3,893
Other non-performing assets	370	1,410	-	-	-
Nonperforming assets	$ 10,073	$ 7,108	$ 5,417	$ 3,208	$ 3,893

Nonperforming loans / total loans*	3.21%	1.86%	1.74%	1.05%	1.33%
Nonperforming assets / total assets	2.06%	1.40%	1.03%	0.61%	0.74%

Net loan charge-offs (annualized)/ average loans	-0.11%	0.22%	0.40%	1.67%	0.00%

Changes in the Allowance for Loan Losses

For the three months ended and as of:	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2010	2009	2009	2009	2009

Balance, beginning of quarter ending	$ 5,588	$ 4,657	$ 3,491	$ 3,998	$ 3,300
Charge-offs	-	(171)	(350)	(1,286)	(21)
Recoveries	86	2	41	29	19

Net (charge-offs) / recoveries	86	(169)	(309)	(1,257)	(2)

Provision for loan losses	1,000	1,100	1,475	750	700

Balance, end of period	$ 6,674	$ 5,588	$ 4,657	$ 3,491	$ 3,998

Allowance for loan losses / total loans*	2.21%	1.83%	1.50%	1.14%	1.36%
Allowance for loan losses / nonperforming loans	68.8%	98.1%	86.0%	108.8%	102.7%

*Gross loans net of loans in process

For the three months ended and as of:	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2010	2009	2009	2009	2009
Selected ratios (annualized):

Return on average assets	-2.58%	-1.00%	-0.28%	-0.28%	-0.66%
Return on average stockholders' equity	-39.24%	-15.27%	-4.28%	-4.26%	-9.72%
Yield on loans	5.51%	5.63%	5.65%	5.66%	5.74%
Yield on interest-earning assets	4.82%	4.76%	5.03%	5.07%	5.21%
Cost of interest-bearing funds	2.19%	2.33%	2.49%	2.56%	2.75%
Net interest margin	2.64%	2.47%	2.59%	2.55%	2.50%
Book value per share	$ 12.57	$ 13.27	$ 13.82	$ 13.44	$ 13.63
Period end shares outstanding	2,432,998	2,432,998	2,432,998	2,432,998	2,432,998

For the six months ended:	Mar 31,	Mar 31,
	2010	2009
Selected data:

Net interest income	$ 6,026	$ 5,654
Provision for loan losses	2,100	775
Non-interest income	(2,337)	268
Non-interest expense	6,586	6,289

Loss before taxes	(4,997)	(1,142)
Income tax benefit	(540)	(310)
Net loss	(4,457)	(832)
Less: Net income attributable to noncontrolling interest	(31)	(36)
Net loss attributable to First Keystone Financial, Inc.	$ (4,488)	$ (868)

Per share data:
Weighted average shares outstanding	2,333,358	2,324,670
Dilutive potential common shares	-	-
Adjusted weighted average dilutive shares	2,333,358	2,324,670

Basic earnings per common share	$ (1.92)	$ (0.37)
Diluted earnings per common share	$ (1.92)	$ (0.37)

Selected ratios (annualized):

Return on average assets	-1.77%	-0.35%
Return on average stockholders' equity	-27.01%	-5.33%
Yield on loans	5.57%	5.85%
Yield on interest-earning assets	4.79%	5.32%
Cost of interest-bearing funds	2.26%	2.87%
Net interest margin	2.55%	2.48%

First Keystone Financial, Inc.
Consolidated Selected Financial Data (GAAP)
(Dollars in thousands)
March 31, 2010
(unaudited)

Selected data:

Investment Portfolio

	As of March 31, 2010			As of March 31, 2009

	Amortized	Fair	Unrealized	Amortized	Fair	Unrealized
SECURITY DESCRIPTION	Cost	Value	Gain / (Loss)	Cost	Value	Gain / (Loss)

Available for sale portfolio:

U. S. government agency securities	$ 17,062	$ 17,016	$ (46)	$ -	$ -	$ -

Mortgage-related securities	34,209	35,532	1,323	100,432	101,714	1,282

State, county & municipal securities	7,868	8,378	510	5,412	5,607	195

Pooled trust preferred securities	-	-	-	8,534	5,645	(2,889)

Corporate bonds	6,700	6,974	274	5,619	5,706	87

Mutual funds	2,917	3,041	124	3,865	3,885	20

Other equity securities	735	678	(57)	1,040	1,042	2

Total	69,491	71,619	2,128	124,902	123,599	(1,303)

Held to maturity portfolio:

Mortgage-related securities	16,430	17,100	670	22,699	23,331	632

State, county & municipal securities	2,804	2,984	180	3,254	3,379	125

Total	19,234	20,084	850	25,953	26,710	757

Total Investment Portfolio	$ 88,725	$ 91,703	$ 2,978	$ 150,855	$ 150,309	$ (546)

Capital Ratios
(First Keystone Bank)	Regulatory Minimum
	To Be
	Well Capitalized	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009

Core capital (to adj tangible assets)	5.00%	8.11%	8.40%	8.23%	8.31%	8.35%
Tier 1 capital (to risk-wtd assets)	6.00%	12.84%	12.42%	12.75%	12.64%	13.35%
Total capital (to risk-wtd assets)	10.00%	14.05%	13.37%	13.77%	13.56%	14.26%
Tangible capital (to tangible assets)	n/a	8.10%	8.40%	8.22%	8.30%	8.34%